Exhibit 10.2

Amendment Agreement

This agreement (the “Agreement”) by and between HUGHES NETWORK SYSTEMS, LLC (“HNS”) and HUGHES TELEMATICS, INC. (the “Company”) and is executed this 5th day of November, 2010 in connection with the amendment and restatement of the Senior Unsecured Promissory Note, dated December 18, 2009, issued by the Company to HNS (the “Amended and Restated Note”).

1. In consideration of HNS executing the Amended and Restated Note, the Company agrees to issue to HNS, on or before November 30, 2010, 50,000 shares of common stock of the Company (the “Shares”). HNS represents that it is: (a) acquiring the Shares for its own account as an investment and without an intent to distribute the Shares (this representation and warranty not limiting HNS’s right to transfer the Shares in compliance with applicable federal and state securities laws); (b) the Shares are “restricted securities” and have not been registered under the Securities Act of 1933 (the “Securities Act”) or any state securities laws, and may not be resold or transferred by HNS without registration under the Securities Act or any applicable state securities laws or the availability of an exemption from such requirements; (c) HNS is at the date hereof an “accredited investor” as defined in Rule 501(a) under the Securities Act; and (d) HNS is not acquiring the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

2. The benefits of this Agreement shall inure to the respective successors and assigns of the parties hereto and of the indemnified parties hereunder and their successors, assigns and representatives, and the obligations and liabilities assumed in this Agreement by the parties hereto shall be binding upon their respective successors and assigns.

3. This Agreement shall become effective upon execution by each party.

4. This Agreement shall be governed by the laws of the State of New York, without reference to New York conflicts of law principles.

5. This Agreement represents the entire understanding between the parties, and all prior discussions and negotiations with respect to the Services are contained herein.

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IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

HUGHES NETWORK SYSTEMS, LLC

By:	/s/ DEAN MANSON
Title:	SVP, General Counsel and Secretary
Dated:	November 5, 2010

HUGHES TELEMATICS, INC.

By:	/s/ CRAIG KAUFMANN
Title:	SVP Finance and Treasurer
Dated:	November 5, 2010